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                                                                    EXHIBIT 23.1

                       Consent of Independent Accountants
                       ----------------------------------

       We hereby consent to the incorporation by reference in the Form 8-K of National Data Corporation of our report dated March 20, 1997, on our audits of the consolidated financial statements and financial statement schedule of Physician Support Systems, Inc. as of December 31, 1996 and 1995, and for the years ended December 31, 1996, 1995 and 1994, which report is included in Physician Support Systems, Inc.'s Annual Report on Form 10-K and Annual Report to Stockholders.

       We also consent to the incorporation by reference in the Registration Statements on Form S-8 Nos. 2-81717, 2-86961, 2-92193, 33-25635, 33-43005, 33-
44858, 33-58622, 33-58624, 33-59717, 33-55057, 333-05499, 333-05451, 333-05427
of National Data Corporation of our report dated March 20, 1997, on our audits of the consolidated financial statements and financial statement schedule of Physician Support Systems, Inc. as of December 31, 1996 and 1995, and for the years ended December 31, 1996, 1995 and 1994, which is incorporated by reference in this Form 8-K of National Data Corporation.



/s/ Deloitte & Touche LLP
New York, New York
February 3, 1998